UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 9, 2008
(Date of earlier event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Section 8 — Other Events

Item 8.01 Other Events.

 On September 9, 2008, the Company’s board of directors re-examined its decision of August 12, 2008 to fund purchases under the Share Repurchase Program (“SRP”) solely from the proceeds of the sale of shares under the Distribution Reinvestment Program (“DRP”) and determined that at this time the Company will continue the use of other operating funds to purchase shares under the SRP.  Thus, for all periods,  purchases under the SRP, subject to the terms of the SRP, may be funded  from the proceeds of the sale of shares in a public offering, the proceeds from the sale of shares under the DRP, together with other available allocated operating funds.  Purchases under the SRP will continue to be restricted by the availability of proceeds from a public offering, proceeds from the sale of shares under the DRP, and available allocated operating funds as well as the share repurchase limit.  The terms and conditions of the SRP remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Steven P. Grimes
Title:	Chief Operating Officer and Chief Financial Officer
Date:	September 12, 2008